SHARE EXCHANGE AGREEMENT
Acquisition of Laser Show Systems (Canada), Ltd., by
Light Management Group, Inc.
	This Agreement is made and entered into this ___ day of May, 1999, by and between Light Management Group, Inc. (hereinafter Light), a Nevada corporation, with offices located at 211 West Wall, Midland, Texas 79701 and Laser Show Systems (Canada), Ltd. (hereinafter Laser) a Canadian corporation, with offices located at 3060 Mainway Drive, Suite 301, Burlington, Ontario, Canada L7M1A3; both of whom hereby agree to the acquisition of Laser by Light as described herein.

RECITALS

	WHEREAS, It is understood by the Parties that Light is a Nevada corporation, whose shares are traded over-the-counter (OTC BB symbol: LMGI) and publicly held, stock information is attached hereto as Exhibit A.
	WHEREAS, It is understood by the Parties that Laser is a Canadian corporation, whose shares are privately held.
	WHEREAS, Light desires to acquire from Laser one hundred percent (100%) of its ownership, rights, and interest in the entire issued and outstanding share capital of Laser in exchange for three million (3,000,000) shares of Light common stock issued from treasury.
	WHEREAS, Laser desires to sell Light one hundred percent (100%) of its ownership, rights, and interest in the entire issued and outstanding share capital of Laser its stock in exchange for three million (3,000,000) shares of Light common stock issued from treasury.
	WHEREAS, 	the share exchange is intended to qualify as a
reorganization under section 368(a)(1)(b) of the Internal Revenue
Code (hereinafter the Code).

AGREEMENT

	NOW THEREFORE, in consideration of the recitals, mutual promises and covenants set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:
1.	Acquisition of Laser
Subject to the terms and conditions set forth herein, Laser
hereby exchanges and transfers to Light one hundred percent (100%) of its ownership, rights and interest in its entire issued and outstanding share capital for three million (3,000,000) shares of Lights authorized but un-issued common stock from treasury in a non-taxable, asset for asset exchange. It is hereby agreed that Light shall honor and give full force and effect to any employee purchase agreement of Laser in effect as of the date of this Agreement.
2.	Issuance of Shares
Light hereby agrees to have issued three million (3,000,000)
shares of Light from its authorized but un-issued common stock from treasury within five (5) business days from the date of this Agreement.
3.	Effective Date

The Effective Date of this share exchange shall be, and such term as used herein shall mean, the exact day and time on which the Articles of Share Exchange attached hereto as Exhibit B are signed by the respective Board of Directors.

In exercising their rights under this Agreement each of the Constituent Corporations may act by its Board of Directors, and
such rights may be so exercised, notwithstanding the prior
approval of this Agreement by the shareholders of a Constituent
Corporation.
4.	Representations and Warranties of Laser
4.1	Light hereby makes the following representations and
warranties to Laser, each of which is true as of the date hereof and as of the Effective Date:
The operations of Laser are validly licensed, organized, and existing in good standing with all State and Federal appropriate regulatory agencies, and Laser has taken all requisite corporate actions required under the Certificates of Incorporation and the By-Laws of Laser and its subsidiaries, and the laws of Canada, to the extent necessary to enter into this Agreement and to carry out the terms and conditions to be performed by Laser.
4.2	Laser represents that it is under no impediment or constraint, legal or otherwise, which would prevent it from entering into this Agreement and performing the exchange transaction described herein; and further represents that it has taken any and all corporate action required under its Certificate of Incorporation, By-Laws, and the laws of Canada, to the extent necessary for the performance by Laser of the promises and covenants contained herein.
4.3	Laser is not involved in any pending litigation or
governmental investigation or proceeding. To the best knowledge of Laser, no material litigation, claim, assessment or governmental investigation or proceeding is threatened, which could affect its ability to enter into this Agreement or to carry out its purposes and covenants, which has not been disclosed. Light acknowledges its duty to exercise due diligence in ascertaining the existence of any pending claims, which were not known to Laser prior to executing this Agreement.
4.4 	Laser has full power, authority, and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the
consummation of the transactions contemplated hereby, and the compliance by Laser with the provisions hereof will not (1) conflict with or result in a breach of any provisions of, or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the creation of any material lien, security interest, charge, or encumbrance upon the Laser property(ies) or any of the material property, business operations, licenses, or other assets of Laser under any of the terms, conditions, or provisions of the Certificate of Incorporation or By-Laws, if applicable, or any material note, bond, mortgage, indenture, license, agreement, or other instrument or obligation to which Laser is a party, or by which it is bound; or
(2) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Laser or any of its respective properties, business operations, or assets.
4.5	Laser has, to the best of its knowledge, disclosed to Light
all events, conditions, and facts materially affecting their business and properties of Laser. Laser has neither withheld information nor knowledge of any such events, conditions, or facts, which he knows, or have reasonable grounds to know, may materially affect the business of Laser or future prospects.
4.6	Laser warrants and represents that, before entering into this transaction, it has investigated the business and financial
condition of Light and has relied upon his own independent investigation and his own legal and accounting counsel before executing this Agreement.
4.7	Laser understands that Light has exercised the necessary due diligence to verify the accuracy of all representations made to it herein by Laser and to satisfy itself of the condition of Laser and Laser enters into the Agreement with that understanding.
5.	Representations and Warranties of Light
5.1	Light hereby makes the following representations and
warranties to Laser, each of which is true as of the date hereof and as of the Effective Date:
5.2	Light is a corporation duly organized and existing by virtue of the laws of the State of Nevada, USA.
5.3	Light has an authorized capitalization of 100,000,000 shares of common stock, no par value per share, of which approximately 10,000,000 shares are currently issued and outstanding.
5.4	All filings required to be made by Light pursuant to any
federal or state securities laws have been or are being made and are current, and contain no material misstatement or omit any facts required so as not to be misleading. The shares of Light to be transferred to Laser hereby will, upon the issuance hereof, be duly and validly issued, fully paid, and non-assessable under the Securities Act of 1933 and shall bear no restrictive legend. All of the Lights shares transferred to Laser will carry full voting rights and, when delivered, shall be free and clear of all liens, and all other encumbrances, claims, equities, and liabilities of every nature, and Light, having duly taken all corporate action required thereto, has the unqualified right to issue the Lights shares and to deliver a clear and unencumbered title thereto to Laser. Light is under no obligation, legal or otherwise, to establish any other class of common or preferred stock, or any other type of security.
5.5	The execution of this Agreement by Light, and the performance by Light of its covenants and undertakings hereunder, have been duly authorized by all requisite corporate action and approved by the
Board of Directors. Light has the corporate power and authority to enter into this Agreement and perform the covenants and undertakings to be performed by it hereunder, and is under no impediment, which would affect or prohibit this transaction.
5.6	All documents of Light heretofore delivered to Laser are true and correct copies thereof.
5.7	Light asserts that it is not involved in any pending
litigation or governmental investigation or proceeding and, to the best knowledge of Light, no material litigation, claim, assessment, or governmental investigation or proceeding is pending or threatened which might result in any change in the business or condition, financial or otherwise, of the Light, or in any of its properties or assets, or which might result in any liability on the part of Light or which questions the validity of this Agreement, or might
otherwise adversely affect Light, or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best of the Lights knowledge, there is no basis for any such litigation, claim, assessment or governmental investigation or proceeding.
5.8	All Light shares to be issued to Laser will be validly issued, non-assessable, and fully paid, with full voting rights, and will be issued in a non-public offering pursuant to exemptions from registration under federal and state securities laws.
5.9	Light has not breached, nor is there any pending or threatened claim or any legal basis for a claim that Light has breached, any of the terms or conditions of any agreement, contract, or commitment to which it is a party or is bound, and the execution and performance hereof will not violate any law or any provisions of any agreement to which Light is subject.
5.10	Light has disclosed all events, conditions, and facts
materially affecting the business and prospects of Light. Light has not withheld disclosure of any such events, conditions, and fact which it, through management, has knowledge of, or has reasonable grounds to know, that may materially affect the business and prospects of Light.
5.11	Light has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The execution of delivery of this Agreement, the
consummation of the transactions contemplated hereby, and the compliance by Light with the provisions hereof will not: (1)
conflict with or result in a breach of any provisions of, or constitute a material conflict (or an event which, with notice or lapse of time or both, would constitute a material default) under, or result in the creation of any material lien, security interest, charge, or encumbrance upon the Light under any of the terms, conditions, or provisions of the Articles of Incorporation or By-
Laws of Light or any material note, bond, mortgage, indenture, license, agreement, or the instrument or obligation to which Light is a party, or by which it is bound; or (2) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Light or any of its properties or assets.
5.12	This Agreement has been duly authorized by all requisite
corporate action of the Light, duly approved by the vote of Lights Board of Directors, duly executed and delivered by the Light, and constitutes the valid and legally binding obligation of the Light enforceable against the Light in accordance with its terms.
5.13	Light is not, nor immediately following the Effective Date
will be, in violation or breach of or in default under its
Certificate of Incorporation or By-Laws. The execution, delivery, and performance by the Light of this Agreement will not conflict with, result in a breach or violation of, constitute a default under, or result in the create of any lien on the properties or assets of the Light pursuant to the Certificate of Incorporation or By-Laws of the Light, or violate any law, rule, or regulation or, to the best knowledge of its counsel, breach any material agreement or instrument, order, judgment, or decree to which the Light is subject or by which its assets are bound.
5.14	Light shall be responsible for filing all reports or making
any disclosures regarding this transaction that are required by any federal securities statutes and shall indemnify and hold harmless Laser and its shareholders from its failure to comply therewith, including any attorneys fees incurred relative thereto.
6.	Nature and Survival of Representations.
All representations, warranties, promises, and covenants made by a party to this Agreement and set forth herein, or in any Exhibit hereto, shall survive the execution of this Agreement and its closing as set forth herein.
7.	Miscellaneous Provisions.
7.1	Counterparts.
This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All parties hereto shall be provided with duplicate originals of the signature pages evidencing the execution of this Agreement by all parties hereto within seven (7) days from the date each party affixes his or her signature to this Agreement. It shall be the responsibility of each signing party to forward duplicate originals of his or her signature to the other parties to this Agreement in accordance with this provision.
7.2	Entire Agreement.
This Agreement constitutes the entire Agreement among the
parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith. There are no oral promises, conditions, representations, understandings, interpretations, or terms of any kind as conditions or inducements to the execution of the Agreement, which are not set forth herein.
7.3	Further Assurances.
At any time, and from time to time after the date hereof, each party will execute such additional instruments, and take such action, as may be reasonably requested by the other party to confirm or perfect title to any shares, or other asset transferred hereunder, or to otherwise carry out the intent and purposes of this
Agreement.
7.4	Waiver.
Any failure on the part of either party hereto to comply with any of the obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owned.
7.5	Notices.
All notices and communications hereunder shall be made in
writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested to each party.
7.6	Severability.
The parties to the Agreement hereby agree and affirm that none of the above provisions is dependent upon the validity of all of the provisions, and if any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.
7.7	Default Cost.
In the event any party hereto has to result to legal action to enforce any of the terms hereof, such party shall be entitled to collect attorneys fees and all other costs from the party at fault.
7.8	Amendment.
This Agreement or any provision hereof, may not be changed,
waived, terminated, or discharged except by means of a written supplemental instrument signed by the arty or parties against whom enforcement of the change, waiver, termination, or discharge is sought.
7.9	Governing Law.
This Agreement shall be governed by the laws of the State of Nevada.


7.10	Inurement.
This Agreement shall be binding upon the parties hereto, and inure to the benefit of the parties, and, where applicable, their heirs, personal representatives, successors in interest, and assigns.

						Light Management Group, Inc.
 Date:  May 19, 1999				By:/s/Barrington L. Simon
						Barrington L. Simon, Chairman

Laser Show Systems (Canada) Ltd.			Date:  May 19, 1999
						By:/s/Barrington L. Simon
						Barrington L. Simon
						President